November 1, 2015

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated April 8, 2002 between Harbor Funds (the “Trust”) and you. Pursuant to §15 of the Agreement, the Trust proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Harbor Funds

By:
Erik D. Ojala
Vice President and Secretary

Agreed and Accepted:
Harbor Funds Distributors, Inc.

By:
Charles F. McCain
Executive Vice President and Chief Compliance Officer

P.O. Box 804660  |  Chicago, Illinois 60680-4108

800-422-1050  |  www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity Funds:

1.	Harbor Capital Appreciation Fund

2.	Harbor Mid Cap Growth Fund

3.	Harbor Small Cap Growth Fund

4.	Harbor Small Cap Growth Opportunities Fund

5.	Harbor Large Cap Value Fund

6.	Harbor Mid Cap Value Fund

7.	Harbor Small Cap Value Fund

International and Global Equity Funds:

8.	Harbor International Fund

9.	Harbor Diversified International All Cap Fund

10.	Harbor International Growth Fund

11.	Harbor Global Growth Fund

12.	Harbor Emerging Markets Equity Fund

Strategic Markets Funds:

13.	Harbor Commodity Real Return Strategy Fund

14.	Harbor Unconstrained Bond Fund

Fixed Income Funds:

15.	Harbor Convertible Securities Fund

16.	Harbor High-Yield Bond Fund

17.	Harbor Bond Fund

18.	Harbor Real Return Fund

Money Market Fund:

19.	Harbor Money Market Fund

Target Retirement Funds:

20.	Harbor Target Retirement Income Fund

21.	Harbor Target Retirement 2015 Fund

22.	Harbor Target Retirement 2020 Fund

23.	Harbor Target Retirement 2025 Fund

24.	Harbor Target Retirement 2030 Fund

25.	Harbor Target Retirement 2035 Fund

26.	Harbor Target Retirement 2040 Fund

27.	Harbor Target Retirement 2045 Fund

28.	Harbor Target Retirement 2050 Fund

29.	Harbor Target Retirement 2055 Fund

P.O. Box 804660  |  Chicago, Illinois 60680-4108

800-422-1050  |  www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.